                                                                     EXHIBIT 4.3

                              AVONDALE MILLS, INC.,

                                   as Issuer,

                             AVONDALE INCORPORATED,

                                  as Guarantor,

                                       and

                       WACHOVIA BANK, NATIONAL ASSOCIATION

                                   as Trustee

                                    INDENTURE

                            DATED AS OF JUNE 30, 2003

                   10 1/4% SENIOR SUBORDINATED NOTES DUE 2013

                              CROSS-REFERENCE TABLE

TIA Section                                                                                         Indenture Section
-----------                                                                                         -----------------
310(a)(1).....................................................................................             7.10
   (a)(2).....................................................................................             7.10
   (a)(3).....................................................................................             N.A.
   (a)(4).....................................................................................             N.A.
   (a)(5).....................................................................................             7.10
   (b)........................................................................................          7.08; 7.10
   (c)........................................................................................             N.A.
311(a)........................................................................................             7.11
   (b)........................................................................................             7.11
   (c)........................................................................................             N.A.
312(a)........................................................................................             2.05
   (b)........................................................................................            13.03
   (c)........................................................................................            13.03
313(a)........................................................................................             7.06
   (b)(1).....................................................................................             N.A.
   (b)(2).....................................................................................             7.06
   (c)........................................................................................            13.02
   (d)........................................................................................             7.06
314(a)........................................................................................   4.02; 4.10; 4.11; 13.02
   (b)........................................................................................             N.A.
   (c)(1).....................................................................................            13.04
   (c)(2).....................................................................................            13.04
   (c)(3).....................................................................................             N.A.
   (d)........................................................................................             N.A.
   (e)........................................................................................            13.05
   (f)........................................................................................             4.11
315(a)........................................................................................             7.01
   (b)........................................................................................         7.05; 13.02
   (c)........................................................................................             7.01
   (d)........................................................................................             7.01
   (e)........................................................................................             6.11
316(a) (last sentence)........................................................................            13.06
   (a)(1)(A)..................................................................................             6.05
   (a)(1)(B)..................................................................................             6.04
   (a)(2).....................................................................................             N.A.
   (b)........................................................................................             6.07
317(a)(1).....................................................................................             6.08
   (a)(2).....................................................................................             6.09
   (b)........................................................................................             2.04
318(a)........................................................................................            13.01

N.A. means not applicable.

---------------------

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE.........................................................    1

         Section 1.01.        Definitions....................................................................    1
         Section 1.02.        Other Definitions..............................................................   18
         Section 1.03.        Incorporation by Reference of Trust Indenture Act..............................   19
         Section 1.04.        Rules of Construction..........................................................   19

ARTICLE 2 THE SECURITIES.....................................................................................   20

         Section 2.01.        Form and Dating................................................................   20
         Section 2.02.        Execution and Authentication...................................................   21
         Section 2.03.        Registrar and Paying Agent.....................................................   21
         Section 2.04.        Paying Agent to Hold Money in Trust............................................   21
         Section 2.05.        Securityholder Lists...........................................................   22
         Section 2.06.        Replacement Securities.........................................................   22
         Section 2.07.        Outstanding Securities.........................................................   22
         Section 2.08.        Temporary Securities...........................................................   23
         Section 2.09.        Cancellation...................................................................   23
         Section 2.10.        Defaulted Interest.............................................................   23
         Section 2.11.        CUSIP Numbers..................................................................   23
         Section 2.12.        Registration, Registration of Transfer and Exchange............................   23
         Section 2.13.        Book Entry Provisions for Global Notes.........................................   24
         Section 2.14.        Special Transfer and Exchange Provisions.......................................   26

ARTICLE 3 REDEMPTION.........................................................................................   29

         Section 3.01.        Notices to Trustee.............................................................   29
         Section 3.02.        Selection of Securities to Be Redeemed.........................................   29
         Section 3.03.        Notice of Redemption...........................................................   30
         Section 3.04.        Effect of Notice of Redemption.................................................   30
         Section 3.05.        Deposit of Redemption Price....................................................   30
         Section 3.06.        Securities Redeemed in Part....................................................   31

ARTICLE 4 COVENANTS..........................................................................................   31

         Section 4.01.        Payment of Securities..........................................................   31
         Section 4.02.        SEC Reports....................................................................   31
         Section 4.03.        Limitation on Indebtedness.....................................................   32
         Section 4.04.        Limitation on Restricted Payments..............................................   33
         Section 4.05.        Limitation on Restrictions on Distributions from Restricted Subsidiaries.......   36
         Section 4.06.        Limitation on Sales of Assets and Subsidiary Stock.............................   37
         Section 4.07.        Limitation on Affiliate Transactions...........................................   39
         Section 4.08.        Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries.   40
         Section 4.09.        Change of Control..............................................................   40
         Section 4.10.        Compliance Certificate.........................................................   41
         Section 4.11.        Further Instruments and Acts...................................................   41

ARTICLE 5 SUCCESSOR COMPANY................................................................................     42

         Section 5.01.        When Company May Merge or Transfer Assets....................................     42

ARTICLE 6 DEFAULTS AND REMEDIES............................................................................     43

         Section 6.01.        Events of Default............................................................     43
         Section 6.02.        Acceleration.................................................................     44
         Section 6.03.        Other Remedies...............................................................     45
         Section 6.04.        Waiver of Past Defaults......................................................     45
         Section 6.05.        Control by Majority..........................................................     45
         Section 6.06.        Limitation on Suits..........................................................     45
         Section 6.07.        Rights of Holders to Receive Payment.........................................     46
         Section 6.08.        Collection Suit by Trustee...................................................     46
         Section 6.09.        Trustee May File Proofs of Claim.............................................     46
         Section 6.10.        Priorities...................................................................     46
         Section 6.11.        Undertaking for Costs........................................................     47
         Section 6.12.        Waiver of Stay or Extension Laws.............................................     47

ARTICLE 7 TRUSTEE..........................................................................................     47

         Section 7.01.        Duties of Trustee............................................................     47
         Section 7.02.        Rights of Trustee............................................................     48
         Section 7.03.        Individual Rights of Trustee.................................................     49
         Section 7.04.        Trustee's Disclaimer.........................................................     49
         Section 7.05.        Notice of Defaults...........................................................     49
         Section 7.06.        Reports by Trustee to Holders................................................     49
         Section 7.07.        Compensation and Indemnity...................................................     50
         Section 7.08.        Replacement of Trustee.......................................................     50
         Section 7.09.        Successor Trustee by Merger..................................................     51
         Section 7.10.        Eligibility; Disqualification................................................     51
         Section 7.11.        Preferential Collection of Claims Against Company............................     51
         Section 7.12.        Trustee's Application for Instructions from the Company......................     51

ARTICLE 8 DISCHARGE OF INDENTURE; DEFEASANCE...............................................................     52

         Section 8.01.        Discharge of Liability on Securities; Defeasance.............................     52
         Section 8.02.        Conditions to Defeasance.....................................................     52
         Section 8.03.        Application of Trust Money...................................................     53
         Section 8.04.        Repayment to Company.........................................................     53
         Section 8.05.        Indemnity for Government Obligations.........................................     54
         Section 8.06.        Reinstatement................................................................     54

ARTICLE 9 AMENDMENTS.......................................................................................     54

         Section 9.01.        Without Consent of Holders...................................................     54
         Section 9.02.        With Consent of Holders......................................................     55
         Section 9.03.        Compliance with Trust Indenture Act..........................................     56
         Section 9.04.        Revocation and Effect of Consents and Waivers................................     56
         Section 9.05.        Notation on or Exchange of Securities........................................     56
         Section 9.06.        Trustee to Sign Amendments...................................................     56

         Section 9.07.        Payment for Consent............................................................   56

ARTICLE 10 SUBORDINATION OF THE SECURITIES...................................................................   57

         Section 10.01.       Agreement to Subordinate.......................................................   57
         Section 10.02.       Liquidation, Dissolution, Bankruptcy...........................................   57
         Section 10.03.       Default on Senior Indebtedness of the Company..................................   57
         Section 10.04.       Acceleration of Payment of Securities..........................................   58
         Section 10.05.       When Distribution Must Be Paid Over............................................   58
         Section 10.06.       Subrogation....................................................................   58
         Section 10.07.       Relative Rights................................................................   58
         Section 10.08.       Subordination May Not Be Impaired by Company...................................   59
         Section 10.09.       Rights of Trustee and Paying Agent.............................................   59
         Section 10.10.       Distribution or Notice to Representative.......................................   59
         Section 10.11.       Article 10 Not to Prevent Events of Default or Limit Right to Accelerate.......   59
         Section 10.12.       Trust Moneys Not Subordinated..................................................   59
         Section 10.13.       Trustee Entitled to Rely.......................................................   60
         Section 10.14.       Trustee to Effectuate Subordination............................................   60
         Section 10.15.       Trustee Not Fiduciary for Holders of Senior Indebtedness.......................   60
         Section 10.16.       Reliance by Holders of Senior Indebtedness on Subordination Provisions.........   60

ARTICLE 11 GUARANTY..........................................................................................   61

         Section 11.01.       Guaranty.......................................................................   61
         Section 11.02.       Successors and Assigns.........................................................   62
         Section 11.03.       No Waiver......................................................................   62
         Section 11.04.       Modification...................................................................   62

ARTICLE 12 SUBORDINATION OF THE GUARANTY.....................................................................   63

         Section 12.01.       Agreement to Subordinate.......................................................   63
         Section 12.02.       Liquidation, Dissolution, Bankruptcy...........................................   63
         Section 12.03.       Default on Senior Indebtedness of the Guarantor................................   63
         Section 12.04.       Demand for Payment.............................................................   64
         Section 12.05.       When Distribution Must Be Paid Over............................................   64
         Section 12.06.       Subrogation....................................................................   64
         Section 12.07.       Relative Rights................................................................   64
         Section 12.08.       Subordination May Not Be Impaired by Guarantor.................................   64
         Section 12.09.       Rights of Trustee and Paying Agent.............................................   64
         Section 12.10.       Distribution or Notice to Representative.......................................   65
         Section 12.11.       Article 12 Not to Prevent Defaults Under the Guaranty or Limit Right to
                              Demand Payment.................................................................   65
         Section 12.12.       Trustee Entitled to Rely.......................................................   65
         Section 12.13.       Trustee to Effectuate Subordination............................................   65
         Section 12.14.       Trustee Not Fiduciary for Holders of Senior Indebtedness of the Guarantor......   66
         Section 12.15.       Reliance by Holders of Senior Indebtedness on Subordination Provisions.........   66

ARTICLE 13 MISCELLANEOUS.....................................................................................   66

         Section 13.01.       Trust Indenture Act Controls...................................................   66

         Section 13.02.       Notices..................................................................         66
         Section 13.03.       Communication by Holders with Other Holders..............................         67
         Section 13.04.       Certificate and Opinion as to Conditions Precedent.......................         67
         Section 13.05.       Statements Required in Certificate or Opinion............................         67
         Section 13.06.       When Securities Disregarded..............................................         67
         Section 13.07.       Rules by Trustee, Paying Agent and Registrar.............................         68
         Section 13.08.       Legal Holidays...........................................................         68
         Section 13.09.       Governing Law............................................................         68
         Section 13.10.       No Recourse Against Others...............................................         68
         Section 13.11.       Successors...............................................................         68
         Section 13.12.       Multiple Originals.......................................................         68
         Section 13.13.       Table of Contents; Headings..............................................         68

Exhibit A - Form of Initial Note

Exhibit B - Regulation S Certificate

Exhibit C - Rule 144A Certificate

Exhibit D - Institutional Accredited Investor Certificate

Exhibit E - Unrestricted Securities Certificate

         INDENTURE dated as of June 30, 2003, among AVONDALE MILLS, INC., an Alabama corporation (the "Company"), AVONDALE INCORPORATED, a Georgia corporation (the "Guarantor") and Wachovia Bank, National Association, a national banking association (the "Trustee").

         Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 10 1/4% Senior Subordinated Notes due 2013 (the "Securities"):

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions. "144A Global Note" means a global note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold in reliance on Rule 144A.

         "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock), including, without limitation, land, machinery, equipment, leasehold interests and improvements, primarily in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (ii) or (iii) above is primarily engaged in a Related Business.

         "Additional Notes" means an unlimited aggregate principal amount of Securities (other than the Initial Notes) issued under this Indenture in accordance with Section 2.02 hereof.

         "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.04, 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

         "Agent" means any registrar, paying agent, or co-registrar.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

         "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the

Company or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or lines of business of the Company or any Restricted Subsidiary, or (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary. Notwithstanding the foregoing, the following shall not be deemed an "Asset Disposition" for purposes of this Indenture: (a) the sale or other transfer or disposition of Receivables and Related Assets pursuant to or in connection with a Receivables Program, (b) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business (c) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (d) for purposes of Section
4.06 only, a disposition that constitutes a Restricted Payment permitted by
Section 4.04, and (e) any transfer of property or assets: (1) that is governed by Section 5.01; (2) by the Company to any Restricted Subsidiary, or by any Restricted Subsidiary to the Company or any Restricted Subsidiary in accordance with the terms of this Indenture; (3) that are obsolete, damaged, worn out or otherwise unsuitable for use in connection with the Company's business or the Company subsidiaries' business in the ordinary course of business; (4) the sale or other disposition of cash or Cash Equivalents; (5) the issuance of Capital Stock by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (6) in any transaction or a series of related transactions that involves assets having a fair market value of less than $1 million; (7) any sale of equipment or other assets specifically contemplated by the Company's capital expenditure budget previously approved by the Board of Directors; or (8) the lease, assignment or sublease of any real or personal property in the ordinary course of business.

         "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of (x) the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by (y) the amount of such payment by (ii) the sum of all such principal or redemption payments.

         "Bank Indebtedness" means indebtedness pursuant to the Credit Facility.

         "Banks" has the meaning specified in the Credit Facility.

         "Board of Directors" means, as the context requires, the Board of Directors of the Guarantor or the Company or any committee thereof duly authorized to act on behalf of such Board.

         "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

         "Business Day" means each day which is not a Legal Holiday.

         "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

         "Cash Equivalents" means:

                  (i) any evidence of Indebtedness with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

                  (ii) certificates of deposit or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million;

                  (iii) commercial paper with a maturity of one year or less issued by a corporation that is not the Company's Affiliate and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or any successor rating agency or at least P-1 by Moody's or any successor rating agency;

                  (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
         (i) and (ii) above;

                  (v) demand and time deposits with a domestic commercial bank that is a member of the Federal Reserve System that are FDIC insured;

                  (vi) repurchase obligations with a term of not more than seven days entered into with any bank meeting the qualifications specified in clause (v) above; or

                  (vii) investments in funds investing solely in investments of the types described in clauses (i) through (vi) above.

         "Change of Control" means the occurrence of any of the following events:

                  (i) prior to the earlier to occur of (A) the first public offering of any class of common stock of the Guarantor or (B) the first public offering of any class of common stock of the Company, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company (for purposes of this clause (i) and clause (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of the Company or any other corporation (in any such case, the "specified corporation") held by the Guarantor or any other corporation (in any such case, the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of the parent corporation);

                  (ii) on or after any such first public offering of common stock referred to in clause (i) above, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that for purposes of this clause
         (ii) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (ii), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause (ii)), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation); or

                  (iii) (A) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office, and (B) the Permitted Holders cease to be the beneficial owners (as defined in clause (ii) above), directly or indirectly, of a majority of the total outstanding Voting Stock of the Guarantor or the Company or cease to have the ability, by voting power, contract or otherwise, to elect or designate for election a majority of the Board of Directors of the Guarantor or the Company.

         "Clearstream" means Clearstream Banking, societe anonyme, Luxembourg.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means the party named as such in this indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each obligor on the indenture securities.

         "Comparable Treasury Issue" means the United States Treasury security selected by a Reference Treasury Dealer appointed by the Company as having a maturity comparable to the then remaining term of the Notes to July 1, 2008 (as if the Notes matured on such date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the then remaining term of the Notes to July 1, 2008 as if the Notes matured on such date).

         "Comparable Treasury Price" means, with respect to any redemption date,
(1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

         "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Restricted Subsidiary has incurred any

Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been incurred on the first day of such period (other than Indebtedness incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such period unless any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of the Company, to remain outstanding for a period in excess of twelve months from the date of incurrence thereof) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,
(2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause
(2) or (3) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

         "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, (i) interest expense attributable to Capital Lease Obligations, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expenses, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees),
(vii) Preferred Stock dividends in respect of all Preferred

Stock held by Persons other than the Company or a Restricted Subsidiary, (viii) interest incurred in connection with Investments in discontinued operations,
(ix) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary, (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness incurred by such plan or trust and (xi) any premiums, fees, discounts, expenses and losses on sales of Receivables and Related Assets (and any amortization thereof) payable in connection with the Credit Facility, the Receivables Program or the Offering of the Securities, all as determined on a consolidated basis in conformity with GAAP.

         "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Restricted Subsidiaries; provided, however, that there shall be excluded from such Consolidated Net Income, without duplication:

                  (i) any net income of any Person if such Person is not a Restricted Subsidiary, except that subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below);

                  (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause);

                  (iv) any gain or loss realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

                  (v)      extraordinary gains or losses;

                  (vi) any non-cash goodwill impairment charges incurred subsequent to the date of this Indenture resulting from the application of SFAS No. 142;

                  (vii) any non-cash charges incurred subsequent to the date of this Indenture relating to the underfunded portion of any pension plan;

                  (viii) any non-cash charges incurred subsequent to the date of this Indenture resulting from the application of SFAS No. 123; and

                  (ix) the cumulative effect of a change in accounting principles.

         Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such Section pursuant to clause (a)(3)(E) thereof.

         "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

         "Credit Facility" means the credit facility provided to the Company pursuant to the Amended and Restated Credit Agreement dated March 28, 2003, among the Company, the Guarantor, the lenders and the agents thereunder, as the same may from time to time be amended, renewed, supplemented, modified, extended, substituted, refinanced, (including to increase the amount available for borrowing thereunder), restructured or replaced in whole or in part from time to time, whether with the same or different lenders or agents.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, The Depository Trust Company ("DTC"), its nominees and successors, or another Person designated as Depositary by the Company, which must be a clearing agency registered under the Exchange Act.

         "Designated Senior Indebtedness" means (i) the Indebtedness and all other monetary obligations (including Post-Petition Interest, expenses and fees) under the Credit Facility and any other obligation, including Hedging Obligations, secured by the security agreements referred to in the Credit Facility and (ii) any other Senior Indebtedness of the Company which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25,000,000 and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

         "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
(i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Sections
4.06 and 4.09.

         "EBITDA" for any period means the sum of Consolidated Net Income plus Consolidated Interest Expense plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (a) all income tax expense of the Company, (b) depreciation expense, (c) amortization expense, (d) non-cash inventory charges recorded as a result of the utilization of the last-in, first-out (LIFO) inventory valuation method and (e) all other non-cash items reducing Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Consolidated Net Income, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders.

         "Equity Interest" of any person means:

                  (i) any and all shares, interests, participations, rights in or other equivalents (however designated) of such person's capital stock, other equity interests whether now outstanding or issued after the date of this Indenture, partnership interests (whether general or limited), any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person; and

                  (ii) any warrants, options or other rights (other than debt securities exchangeable for or convertible into any such Equity Interests referred to in clause (i)) exchangeable for or convertible into such Equity Interests referred to in clause (i).

         "Equity Offering" means an offering of Capital Stock of the Company or the Guarantor (other than pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

         "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Notes" means the Securities issued in the Exchange Offer in accordance with Section 2.14(a) hereof.

         "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

         "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

         "Existing Notes" means the Company's 10 1/4% Senior Subordinated Notes due 2006 issued under the Old Indenture.

         "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Unless otherwise indicated, Fair Market Value shall be determined in good faith by the Board of Directors.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth
(i) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) in statements and pronouncements of the Financial Accounting Standards Board, (iii) in such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) in the published rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements inn staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

         "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, issued in accordance with certain sections of this Indenture.

         "Global Note Legend" means the legend set forth in the Global Note attached to this Indenture as Exhibit A under the caption "[Global Notes Legend]."

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "guarantor" shall mean any Person Guaranteeing any obligation.

         "Guarantor" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

         "Guaranty" means the Guarantee of the Securities by the Guarantor pursuant to this Indenture.

         "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate or Currency Protection Agreement.

         "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

         "IAI Global Note" means a global note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold to Institutional Accredited Investors.

         "incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Restricted Subsidiary. The term "incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the incurrence of Indebtedness.

         "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                  (i)      the principal of and premium (if any) in respect of
         (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable (other than, in the case of the Company and its Restricted Subsidiaries, any non-negotiable notes of the Company or its Subsidiaries issued to its insurance carriers in lieu of maintenance of policy reserves in connection with its workers compensation and liability insurance programs);

                  (ii)     all Capital Lease Obligations of such Person;

                  (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                  (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit and time drafts relating to any such letters of credit payable within 180 days after the date of Issuance to the extent such time drafts are issued in the ordinary course of business for the payment of goods or services);

                  (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (vi)     all obligations of the type referred to in clauses
         (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

                  (vii)    all obligations of the type referred to in clauses
         (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property or assets at such date of determination or the amount of the obligation so secured; and

                  (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

         The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the amount of liability required by GAAP to be accrued or reflected on the most recently published balance sheet of such Person; provided, however, that (A) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (B) Indebtedness shall not include any liability for Federal, state, local or other taxes.

         "Indenture" means this Indenture as amended or supplemented from time to time.

         "Initial Notes" means $150 million in aggregate principal amount of Securities originally issued under this Indenture on the date hereof.

         "Institutional Accredited Investor" means an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, that is not also a QIB.

         "Insolvency or Liquidation Proceeding" means (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or its assets, or (ii) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary or whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company.

         "Interest Rate or Currency Protection Agreement" of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements), and/or other types of interest hedging agreements and any currency protection agreement (including foreign exchange contracts, currency swap agreements or other currency hedging arrangements) entered into for bona fide purposes in support of the Company's business and not of a speculative nature.

         "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section 4.04, (i) "Investment" shall include the portion (proportionate to the Company's Equity Interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Unrestricted Subsidiary at the time of such redesignation as a Restricted Subsidiary less (y) the portion (proportionate to the Company's Equity Interest in such Unrestricted Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time of such redesignation as a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

         "Issue Date" means the date on which the Securities are originally issued.

         "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Securities for use by such Holders in connection with the Exchange Offer.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

         "Net Available Cash" from an Asset Disposition means payments in cash or cash equivalents received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets that are the subject of such Asset Disposition or received in any other noncash form), in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred (including fees and expenses of investment bankers), and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, incurred in connection with such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by a Lien on any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be, repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Dispositions, all as determined in conformity with GAAP, and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

         "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the proceeds of such issuance or sale in the form of cash or cash equivalents net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Notes Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

         "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

         "Officers' Certificate" means a certificate signed by two Officers.

         "Old Indenture" means the indenture, dated as of April 23, 1996, by and among the Company, the Guarantor and The Bank of New York.

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

         "Permitted Holders" means G. Stephen Felker and/or any "Permitted Transferee" (as defined in the Restated and Amended Articles of Incorporation of the Guarantor as of the Issue Date) of G. Stephen Felker.

         "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) a Receivables Subsidiary or a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.06; and (ix) a trust, limited liability company, special purpose entity or other similar entity in connection with a Receivables Program; provided, however, that (A) such Investment is made by a Receivables Subsidiary and (B) the only assets transferred to such trust, limited liability company, special purpose or other similar entity consist of Receivables and Related Assets of such Receivables Subsidiary.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Post-Petition Interest" means all interest accrued or accruing after the commencement of any Insolvency or Liquidation Proceeding (and interest that would accrue but for the commencement of any Insolvency or Liquidation Proceeding) in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

         "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

         "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

         "Private Placement Legend" means the legend set forth in the Global Note attached to this Indenture as Exhibit A under the caption "[Private Placement Legend]."

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Quotation Agent" means the Reference Treasury Dealer appointed by the trustee after consultation with the Company.

         "Receivables and Related Assets" means accounts receivable, instruments, chattel paper, obligations, general intangibles and other similar assets, including interest in merchandise or goods, the sale or lease of which give rise to the foregoing, related contractual rights, guarantees, insurance proceeds, collections, other related assets and proceeds of all the foregoing.

         "Receivables Program" means, with respect to any Person, any accounts receivable securitization program pursuant to which such Person pledges, sells or otherwise transfers or encumbers its accounts receivable, including to a trust, limited liability company, special purpose entity or other similar entity.

         "Receivables Subsidiary" means a Restricted Subsidiary (i) created for the purpose of financing receivables created in the ordinary course of business of the Company and its Subsidiaries, and (ii) the sole assets of which consist of Receivables and Related Assets of the Company and its Subsidiaries and related Permitted Investments.

         "Reference Treasury Dealer" means each of (i) Wachovia Securities, LLC and its successors; provided however that if Wachovia Securities, LLC shall cease to be a primary U.S. Government securities dealer in the City of New York, the Company shall substitute therefor another primary U.S. Government securities dealer, and (ii) any other primary U.S. Government securities dealers selected by the Company.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

         "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or incurred in compliance with this Indenture, including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company, (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary (z) Indebtedness that Refinances Indebtedness of a Subsidiary that was incurred and outstanding on or prior to the date such Subsidiary was acquired by the Company unless such proposed Refinancing Indebtedness is incurred by such Subsidiary.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of June 30, 2003, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

         "Regulation S Global Note" means a global note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities originally offered and sold outside the United States of America to a non U.S person in a transaction meeting the requirements of Rule 904 under the Securities Act.

         "Related Business" means the businesses of the Company and its Restricted Subsidiaries on the Issue Date, any reasonable extension thereof, and any additional business reasonably related, incidental, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the Issue Date.

         "representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Company.

         "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

         "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock)) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Restricted Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase, or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment in any Person (other than a Permitted Investment).

         "Restricted Period" means the 40-day restricted period as defined in Regulation S.

         "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Rule 903" means Rule 903 promulgated under the Securities Act.

         "Rule 904" means Rule 904 promulgated under the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "Secured Indebtedness" means any Indebtedness secured by a Lien.

         "Securities" means the Securities issued under this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Indebtedness" means, with respect to any Person, (i) Indebtedness referred to in clause (i) of the definition of "Designated Senior Indebtedness", (ii) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter incurred and (iii) accrued and unpaid interest (including Post-Petition Interest) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Securities or the Guaranty, as the case may be; provided, however, that Senior Indebtedness shall not include (1) any obligation of such Person to any Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person or (5) that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture.

         "Senior Subordinated Indebtedness" means the Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Securities in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

         "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

         "Stated Maturity" means, with respect to any security or obligation, the date specified in such security or obligation as the fixed date on which the final payment of principal of such security or obligation is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

         "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement to that effect.

         "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of outstanding shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

         "Successor Security" of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security

         "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt that is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money- market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause
(i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

          "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

         "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

         "Unrestricted Global Note" means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Securities that do not bear the Private Placement Legend.

         "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either
(A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could incur $1.00 of additional Indebtedness under Section 4.03(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

         "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

         "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.

Section 1.02. Other Definitions.

                                                                                                   Defined in
           Term                                                                                      Section
           ----                                                                                      -------
"Affiliate Transaction"..........................................................................    4.07
"Agent Members"..................................................................................    2.13(b)
"Authentication Order"...........................................................................    2.02
"Bankruptcy Law".................................................................................    6.01
"Blockage Notice"................................................................................    10.03
"covenant defeasance option".....................................................................    8.01(b)
"Custodian"......................................................................................    6.01
"DTC"............................................................................................    2.03
"Event of Default"...............................................................................    6.01
"Excess Proceeds"................................................................................    4.06(a)
"legal defeasance option"........................................................................    8.01(b)
"Legal Holiday"..................................................................................    13.08
"Offer"..........................................................................................    4.06

"Offer Amount"...................................................................................    4.06
"Offer Period"...................................................................................    4.06
"pay the Securities".............................................................................    10.03
"Paying Agent"...................................................................................    2.03
"Payment Blockage Period"........................................................................    10.03
"Purchase Date"..................................................................................    4.06
"Registrar"......................................................................................    2.03
"Successor Company"..............................................................................    5.01

Section 1.03 Incorporation by Reference of Trust Indenture Act.

         This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.04 Rules of Construction.

         Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

                  (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the incurrence of Indebtedness;

                  (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

                  (9) all references to the date the Securities were originally issued shall refer to the date the Initial Securities were originally issued.

                                   ARTICLE 2

                                 THE SECURITIES

Section 2.01. Form and Dating.

         (A) The Securities and the Trustee's certificate of authentication shall be substantially in the form provided in Exhibit A which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (B) Global Notes. Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.13 hereof.

         (C) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by participants through Euroclear or Clearstream.

Section 2.02. Execution and Authentication.

         Two Officers shall sign the Securities for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

         A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee shall, upon a written order of the Company signed by two Officers (an "Authentication Order"), authenticate an unlimited aggregate principal amount of Securities for original issue, subject to Section 4.03, of which $150 million will be issued as Initial Notes on the date hereof. The Initial Notes and any Securities subsequently issued hereunder will be treated as a single class for all purposes hereunder, including, without limitation, waivers, amendments, redemptions and offers to purchase. The aggregate principal amount of Securities outstanding at any time may not exceed such amount except as provided in Section 2.06 hereof.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

Section 2.03. Registrar and Paying Agent.

         The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange.

         The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

         The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

Section 2.04. Paying Agent to Hold Money in Trust.

         On or prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying

Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.05. Securityholder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.06. Replacement Securities.

         If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company (other than with respect to mutilated Securities), such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

                  Every replacement Security issued pursuant to this Section
2.06 is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

Section 2.07. Outstanding Securities.

         Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions of Section 2.13, and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

         If a Security is replaced pursuant to Section 2.06, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

         If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.08. Temporary Securities.

         Until definitive Securities are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

Section 2.09. Cancellation.

         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company; provided, however, that the Trustee shall not be required to destroy any Securities. Subject to Section 2.06, the Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.10. Defaulted Interest.

         If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.11. CUSIP Numbers.

         The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

Section 2.12. Registration, Registration of Transfer and Exchange.

         (a) Upon surrender for registration of transfer of any Security to the Registrar, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount.

         (b) Furthermore, any Holder of Global Notes shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in a Security shall be required to be reflected in a book entry.

         (c) At the option of the Holder, Securities of any authorized denomination or denominations may be exchanged for other Securities of a like aggregate principal amount, upon surrender of the Securities to be exchanged to the Registrar. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, Securities which the Holder making the exchange is entitled to receive; provided that no exchange of a Restricted Global Note for an Unrestricted Global Note shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission and the Exchange Offer shall have expired; and provided, further, however that the Initial Notes exchanged for the Exchange Notes shall be canceled.

         (d) All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         (e) Every Security presented or surrendered for registration of transfer, or for exchange, repurchase or redemption, shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

         (f) No service charge shall be made to a Holder for any registration of transfer, exchange or redemption of Securities, except for any tax or other governmental charge that may be imposed in connection therewith, other than exchanges pursuant to Sections 2.02, 2.06, 2.08, 2.13(c), 2.14. 3.06, 4.06, 4.09 or this Section 2.12 not involving any transfer.

         (g) The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the selection of Securities to be redeemed under Section
3.02 and ending at the close of business on the day of such selection, (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part, (iii) to register the transfer of or exchange any Security during a period beginning 15 days before an Interest Payment Date or (iv) to register the transfer of or exchange any Security that has been tendered in a Change of Control.

         (h) Every Security shall be subject to the restrictions on transfer provided in the Private Placement Legend, and the restrictions set forth in this Section 2.12, and the Holder of each Security, by such Holder's acceptance thereof (or interest therein), agrees to be bound by such restrictions on transfer.

         (i) Except as provided in Section 2.13(c) hereof, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Note, whether pursuant to this Section 2.12,
Section 2.06, 2.08 or 3.06 or otherwise, shall also be a Global Note and bear the Global Note Legend.

Section 2.13. Book Entry Provisions for Global Notes.

         (a) Each Global Note initially shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (ii) be deposited with, or on behalf of, the Depositary or with the Trustee as custodian for such Depositary and (iii) bear the Private Placement Legend and the Global Note Legend.

         (b) Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Note, and the Depositary may be treated by the Company, the Guarantor, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global

Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantor, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

         (c) Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Securities registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or (B) has ceased to be a clearing agency registered as such under the Exchange Act, and in either case the Company fails to appoint a successor Depositary within 90 days,
(ii) the Company, at its option, executes and delivers to the Trustee a written order stating that it elects to cause the issuance of the Securities in certificated form and that all Global Notes shall be exchanged in whole for Securities that are not Global Notes (in which case such exchange shall be effected by the Trustee) or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to such Global Note.

         (d) If any Global Note is to be exchanged for other Securities or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Registrar, for exchange or cancellation as provided in this
Article 2. If any Global Note is to be exchanged for other Securities or canceled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Note, then either (i) such Global Note shall be so surrendered for exchange or cancellation as provided in this Article 2 or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Note, the Trustee shall, subject to this
Section 2.13(d) and as otherwise provided in this Article 2, authenticate and deliver any Securities issuable in exchange for such Global Note (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in Section 2.13(c), the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Notes. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article 2 if such order, direction or request is given or made in accordance with the Applicable Procedures.

         (e) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Article 2 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Security is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof.

         (f) The Depositary or its nominee, as registered owner of a Global Note, shall be the Holder of such Global Note for all purposes under this Indenture and the Securities, and owners of beneficial interests in a Global Note shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner's beneficial interest in a Global Note will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members.

         Section 2.14. Special Transfer and Exchange Provisions.

                  (a) Certain Transfers and Exchanges. Transfers and exchanges of Securities and beneficial interests in a Global Note of the kinds specified in this Section 2.14 shall be made only in accordance with this
Section 2.14 and subject in each case to the Applicable Procedures.

                           (1) 144A Global Note to Regulation S Global Note. If the owner of a beneficial interest in the 144A Global Note wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this paragraph and paragraph (8) below and subject to the Applicable Procedures. Upon receipt by the Registrar of (a) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Regulation S Global Note in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the 144A Global Note in an equal principal amount be debited from another specified Agent Member's account and
                  (b) a certificate in the form of Exhibit B hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the 144A Global Note or his attorney duly authorized in writing, then the Registrar, subject to paragraph (8) below, shall reduce the principal amount of the 144A Global Note and increase the principal amount of the Regulation S Global Note by such specified principal amount as provided in Section 2.13(d).

                           (2) 144A Global Note to IAI Global Note. If the owner of a beneficial interest in the 144A Global Note wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the IAI Global Note, such transfer may be effected only in accordance with the provisions of this paragraph and subject to the Applicable Procedures. Upon receipt by the Registrar of
                  (a) an order given by the Depositary or its authorized representative directing that a beneficial interest in the IAI Global Note in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the 144A Global Note in an equal principal amount be debited from another specified Agent Member's account and
                  (b) a certificate in the form of Exhibit D hereto, satisfactory to the Trustee, then the Registrar shall reduce the principal amount of the 144A Global Note and increase the principal amount of the IAI Global Note by such specified principal amount as provided in Section 2.13(d).

                           (3) Regulation S Global Note to 144A Global Note. If the owner of a beneficial interest in the Regulation S Global Note wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the 144A Global Note, such transfer may be effected only in accordance with the provisions of this paragraph and subject to the Applicable Procedures. Upon receipt by the Registrar of (a) an order given by the Depositary or its authorized representative directing that a beneficial interest in the 144A Global Note in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the Regulation S Global Note in an equal principal amount be debited from another specified Agent Member's account and (b) if such transfer is to occur during the Restricted Period, a certificate in the form of Exhibit C hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Regulation S Global Note or his attorney duly authorized in writing, then the Registrar shall reduce the principal amount of the Regulation S Global Note and increase the principal amount of the 144A Global Note by such specified principal amount as provided in Section 2.13(d).

                           (4) Regulation S Global Note to IAI Global Note. If the owner of a beneficial interest in the Regulation S Global Note wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the IAI Global Note, such transfer may be effected only in accordance with the provisions of this paragraph and subject to the Applicable Procedures. Upon receipt by the Registrar of (a) an order given by the Depositary or its authorized representative directing that a beneficial interest in the IAI Global Note in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the Regulation S Global Note in an equal principal amount be debited from another specified Agent Member's account and (b) if such transfer is to occur during the Restricted Period, a certificate in the form of Exhibit D hereto, satisfactory to the Trustee, then the Registrar shall reduce the principal amount of the Regulation S Global Note and increase the principal amount of the IAI Global Note by such specified principal amount as provided in Section 2.13(d).

                           (5) IAI Global Note to Regulation S Global Note. If the owner of a beneficial interest in the IAI Global Note wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this paragraph and paragraph (8) below and subject to the Applicable Procedures. Upon receipt by the Registrar of (a) an order given by the Depositary or its authorized representative directing that a beneficial interest in the IAI Global Note in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the IAI Global Note in an equal principal amount be debited from another specified Agent Member's account and (b) a certificate in the form of Exhibit B hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the IAI Global Note or his attorney duly authorized in writing, then the Registrar subject to paragraph (8) below, shall reduce the principal amount of the IAI Global Note and increase the principal amount of the Regulation S Global Note by such specified principal amount as provided in Section 2.13(d).

                           (6) IAI Global Note to 144A Global Note. If the\ owner of a beneficial interest in the IAI Global Note wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the 144A Global Note, such transfer may be effected only in accordance with the provisions of this paragraph and subject to the Applicable Procedures. Upon receipt by the Registrar of
                  (a) an order given by the Depositary or its authorized representative directing that a beneficial interest in the 144A Global Note in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the IAI Global Note in an equal principal amount be debited from another specified Agent Member's account and
                  (b) a certificate in the form of Exhibit C hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the IAI Global Note or his attorney duly authorized in writing, then the Registrar shall reduce the principal amount of the IAI Global Note and increase the principal amount of the 144A Global Note by such specified principal amount as provided in Section 2.13(d).

                           (7) Exchanges between Global Note and Non-Global Note. A beneficial interest in a Global Note may be exchanged for a Security that is not a Global Note as provided in
                  Section 2.13(c), provided that, if such interest is a beneficial interest in the 144A Global Note, or if such interest is a beneficial interest in the IAI Global Note, or if such interest is a beneficial interest in the Regulation S Global Note and such exchange is to occur during the Restricted Period, then such interest shall bear the Private Placement Legend (subject in each case to Section 2.13(c)).

                           (8) Regulation S Global Note to be Held Through Euroclear or Clearstream during Restricted Period. The Company shall use its commercially reasonable efforts to cause the Depositary to ensure that, until the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may be held only in or through accounts maintained at the Depositary by Euroclear or Clearstream (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account; provided that this paragraph (8) shall not prohibit any transfer or exchange of such an interest in accordance with paragraph (7) above.

                           (9) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (i) they are not Broker-Dealers, (ii) they are not participating in a distribution of the Exchange Notes and (iii) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer. Any Securities that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under this Indenture.

                  (b) Private Placement Legends. 144A Global Notes and their Successor Securities, IAI Global Notes and their Successor Securities and Regulation S Global Notes and their Successor Securities shall bear a Private Placement Legend, subject to the following:

                           (1)      subject to the following clauses of this
                  Section 2.14(b), a Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Note or any portion thereof shall bear the Private Placement Legend borne by such Global Note while represented thereby;

                           (2)      subject to the following clauses of this
                  Section 2.14(b), a new Security which is not a Global Note and is issued in exchange for another Security (including a Global
                  Note) or any portion thereof, upon transfer or otherwise, shall bear the Private Placement Legend borne by such other Security;

                           (3) all Securities sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, together with their respective Successor Securities, shall not bear a Private Placement Legend;

                           (4) at any time after the Securities may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Security which does not bear a Private Placement Legend may be issued in exchange for or in lieu of a Security (other than a Global Note) or any portion thereof which bears such a legend if the Trustee has received a certificate substantially in the form of Exhibit E hereto, satisfactory to the Trustee and duly executed by the Holder of such legended Security or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new Security in exchange for or in lieu of such other Security as provided in this Article 2;

                           (5) a new Security which does not bear a Private Placement Legend may be issued in exchange for or in lieu of a Security (other than a Global Note) or any portion thereof which bears such a legend if, in the Company's judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company, shall authenticate and deliver such a new Security as provided in this Article 2; and

                           (6) notwithstanding the foregoing provisions of this Section 2.14(b), a Successor Security of a Security that does not bear a particular form of Private Placement Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Security is a "restricted security" within the meaning of Rule 144, in which case the Trustee, at the direction of the Company, shall authenticate and deliver a new Security bearing a Private Placement Legend in exchange for such Successor Security as provided in this Article 2.

                  By its acceptance of any Security bearing the Private Placement Legend, each Holder of such Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

                  The Trustee and the Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section
2.13 or this Section 2.14. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                   ARTICLE 3

                                   REDEMPTION

Section 3.01. Notices to Trustee.

         If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

         The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Company to the effect that such redemption will comply with the conditions herein.

Section 3.02. Selection of Securities to Be Redeemed.

         If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

Section 3.03. Notice of Redemption.

         At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

         The notice shall identify the Securities to be redeemed and shall state:

                  (1)      the redemption date;

                  (2)      the redemption price;

                  (3)      the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                  (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

                  (7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

Section 3.04. Effect of Notice of Redemption.

         Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.05. Deposit of Redemption Price.

         On or prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money in immediately available funds, sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

Section 3.06. Securities Redeemed in Part.

         Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE 4

                                   COVENANTS

Section 4.01. Payment of Securities.

         The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

         The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.02. SEC Reports.

         The Company or, as provided in the proviso below, the Guarantor, shall file with the Trustee and provide Securityholders, within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports which the Company or the Guarantor, as the case may be, is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company or the Guarantor, as provided in the proviso below, shall continue to file with the SEC and provide the Trustee and Securityholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that so long as the Guarantor is guaranteeing the Securities pursuant to this Indenture, the reports, information and other documents required to be filed and provided as described hereunder may, at the Company's option (with written notice to the Trustee), be filed by and be those of the Guarantor rather than the Company; provided further, however, that in the event the Guarantor conducts any business or holds any significant assets other than the Capital Stock of the Company at the time of filing and providing any such report, information or other document containing financial statements of the Guarantor, the Guarantor shall include in such report, information or other document summarized financial information (as defined in Rule 1-02(bb) of Regulation S-X) with respect to the Company. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

Section 4.03. Limitation on Indebtedness.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, incur, directly or indirectly, any Indebtedness unless, on the date of such incurrence, the Consolidated Coverage Ratio exceeds 2.0 to 1.

         (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may incur any or all of the following Indebtedness:

                  (1) Indebtedness incurred by the Company pursuant to the Credit Facility or any other revolving credit arrangement; provided, however, that, after giving effect to any such incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed the greater of $175,000,000 (less the then outstanding principal amount of Indebtedness arising under any Receivables Program of the Company or any Restricted Subsidiary, other than Indebtedness described in clause (2) below) and the sum of (i) 50% of the book value of the inventory of the Company and its Restricted Subsidiaries and
         (ii) 85% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries (other than accounts receivable subject to any Receivables Program of the Company or any Restricted Subsidiary), in each case determined in accordance with GAAP;

                  (2) Indebtedness of the Company owed to and held by a Restricted Subsidiary and Indebtedness of a Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof;

                  (3) the Securities;

                  (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2), (3) or (10) of this Section 4.03(b));

                  (5) Refinancing Indebtedness in respect of Indebtedness incurred pursuant to Section 4.03(a) or pursuant to clause (3) or (4) of this Section 4.03(b) or this clause (5);

                  (6) Hedging Obligations consisting of Interest Rate or Currency Protection Agreements directly related to Indebtedness permitted to be incurred hereunder;

                  (7) Indebtedness incurred by a Receivables Subsidiary, other than Indebtedness described in clause (2) above, in an amount not exceeding 95% of the aggregate unpaid balance of the Receivables and Related Assets of such Receivables Subsidiary at the time of such incurrence pursuant to a Receivables Program;

                  (8) Indebtedness of the Company and the Company's Restricted Subsidiaries to the extent the net proceeds thereof are concurrently deposited to defease all outstanding notes pursuant to Article 8;

                  (9) Indebtedness represented by guarantees by the Company or the Company's Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred under the Indenture;

                  (10) until such time as the Company shall have effected a satisfaction and discharge of the Old Indenture under which the Existing Notes were issued in connection with the redemption of such Existing Notes in accordance with the notice of redemption relating to the Existing Notes mailed on the Issue Date, the Existing Notes; and

                  (11) Indebtedness incurred by the Company in an aggregate principal amount which, together with all other Indebtedness of the Company outstanding on the date of such incurrence incurred pursuant to this clause (11), does not exceed $70,000,000.

                  Notwithstanding the foregoing, the Company shall not incur any Indebtedness pursuant to Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations.

         (c) For purposes of determining any particular amount of Indebtedness under this Section 4.03, (1) Indebtedness incurred under the Credit Facility on or prior to the date of the Indenture shall be treated as incurred pursuant to clause (1) of Section 4.03(b) and (2) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 4.03, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described herein, the Company, in its sole discretion, will classify (and may reclassify) such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified (and reclassified) in more than one of the types of Indebtedness described herein.

         (d) Notwithstanding Section 4.03(a) and Section 4.03(b), the Company shall not incur (i) any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness or (ii) any Indebtedness that is not Senior Indebtedness and is secured by a Lien unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with respect to such Lien for so long as such Indebtedness is secured by a Lien.

Section 4.04. Limitation on Restricted Payments.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

                  (1) a Default shall have occurred and be continuing (or would result therefrom);

                  (2) the Company or such Restricted Subsidiary is not able to incur an additional $1.00 of Indebtedness under Section 4.03(a); or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of:

                           (A) 50% of the Consolidated Net Income accrued on a cumulative basis during the period (treated as one accounting period) beginning on the first day of the fiscal quarter in which the Issue Date falls to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                           (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of, or as a capital contribution in respect of, its or the Guarantor's Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company, the Guarantor or any of the Company's Subsidiaries for the benefit of their employees);

                           (C) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of, or as a capital contribution in respect of, the Company or the Guarantors' Capital Stock (other than Disqualified Stock) subsequent to the Issue Date to any employee stock ownership plan or to a trust established by the Guarantor, the Company or any of the Company's Subsidiaries for the benefit of their employees to the extent that any such Net Cash Proceeds are equal to an increase in the Consolidated Net Worth resulting from principal repayments made by such employee stock ownership plan or trust with respect to Indebtedness incurred by it to finance the purchase of such Capital Stock;

                           (D) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange);

                           (E) an amount equal to the sum of (i) the net reduction in Investments in any Person resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from such Person, and (ii) the portion (proportionate to the Company's Equity Interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary; and

                           (F)      $20,000,000.

         (b) The provisions of Section 4.04(a) shall not prohibit:

                  (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of or capital contribution in respect of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Guarantor, the Company or any of the Company's Subsidiaries for the benefit of their employees); provided, however, that (A) such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or capital contribution shall be excluded from the calculation of amounts under clause (3)(B) of Section 4.04(a);

                  (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be incurred pursuant to Section 4.03; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded from the calculation of the amount of Restricted Payments;

                  (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Section 4.04(a); provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                  (iv) the repurchase of shares of, or options to purchase shares of, Capital Stock (other than Preferred Stock) of the Guarantor, the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Guarantor, the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors or their respective estates), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Guarantor or the Company, as the case may be, under which such individuals purchase or sell or are granted the option or right to purchase or sell such Capital Stock (other than Preferred Stock); provided, however, that the aggregate amount of such repurchases shall not exceed $2,000,000 in any calendar year (excluding any such repurchases funded with the proceeds of any life insurance policy or policies maintained by the Company or under which the Company is the beneficiary) unless the aggregate amount of such repurchases in any prior calendar year was less than $2,000,000 in which case (x) the difference, up to an aggregate amount of $2,000,000, may be carried forward and (y) the aggregate amount of such repurchases in any subsequent calendar year may not exceed $2,000,000 plus the then remaining balance of such carry forward amount (after giving effect to all prior repurchases utilizing such carry forward amount); provided further, however, that such repurchases shall be excluded from the calculation of the amount of Restricted Payments;

                  (v) dividends paid by the Company to the Guarantor to be used by the Guarantor to pay foreign, Federal, state and local taxes payable by the Guarantor and directly attributable to (or which arise as a result of) the operations of the Company and its Restricted Subsidiaries; provided, however, that (A) the amount of such dividends shall not exceed the amount that the Company and its Restricted Subsidiaries would be required to pay in respect of such foreign, Federal, state and local taxes were the Company to pay such taxes as a stand-alone taxpayer and (B) such dividends pursuant to this clause (v) are used by the Guarantor for such purposes within 20 days of the receipt of such dividends by the Guarantor; provided further, however, that such dividends shall be excluded from the calculation of the amount of Restricted Payments;

                  (vi) payments or distributions to shareholders pursuant to appraisal rights in respect of up to 10% of the Capital Stock of the Guarantor or the Company required by law in connection with a consolidation, merger or transfer of assets that complies with Section 5.01; provided, however, that any such payments or distributions shall be included in the calculation of the amount of Restricted Payments;

                  (vii) so long as no Default has occurred and is continuing or would result therefrom, any purchase of any fractional share of Capital Stock of the Guarantor or the Company resulting from (A) any dividend or other distribution on outstanding shares of Capital Stock that is payable in shares of such Capital Stock (including any stock split or subdivision of the outstanding Capital Stock of the Guarantor or the Company), (B) any combination of all of the outstanding shares of the outstanding Capital Stock of the Guarantor or the Company, (C) any reorganization or consolidation of the Guarantor or the Company in any merger of the Guarantor or the Company with or into any other Person or (D) the conversion of any securities of the Guarantor or the Company into shares of Capital Stock of the Guarantor or the Company; provided, however, that such purchases shall be included in the calculation of the amount of Restricted Payments; or

                  (viii) Investments in an aggregate amount not to exceed $20,000,000 in any Person engaged primarily in a Related Business on the date of any such Investment; provided, however, that such Investments shall be included in the calculation of the amount of Restricted Payments.

Section 4.05. Limitation on Restrictions on Distributions from Restricted
              Subsidiaries.

         The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except:

                  (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including, without limitation, under the Credit Facility;

                  (2) any encumbrance or restriction with respect to a Receivables Subsidiary pursuant to a Receivables Program of such Receivables Subsidiary; provided that such encumbrances and restrictions, at the time the Company enters into such Receivables Program, are customarily required by institutional sponsors or arrangers in similar types of documents relating to the purchase of similar receivables in connection with the financing thereof;

                  (3) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by or merged into the Guarantor or the Company (other than Indebtedness incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by or merged into the Company) and outstanding on such date;

                  (4) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness incurred pursuant to an agreement referred to in clause (1), (2) or (3) of this Section 4.05 or this clause (4) or contained in any amendment to an agreement referred to in clause (1), (2) or (3) of this Section 4.05 or this clause (4); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable in any material respect to the Securityholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements;

                  (5) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

                  (6) in the case of clause (iii) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and

                  (7) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary or any division or business unit thereof pending the closing of such sale or disposition.

Section 4.06. Limitation on Sales of Assets and Subsidiary Stock.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non-cash consideration) of the assets subject to such Asset Disposition and at least 75% of the consideration received by the Company or such Restricted Subsidiaries is in the form of cash and cash equivalents. The Company or such Restricted Subsidiary may apply the Net Available Cash from any such Asset Disposition as follows:

         (1) first, to the extent the Company elects (or is required by the terms of any Senior Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness or Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; or

         (2) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (1), to the extent the Company elects, to acquire, repair or refurbish Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

provided, however that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (1) above (other than such repayment or prepayment of Indebtedness incurred pursuant to clause (1) of Section 4.03(b)), the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Pending application of Net Available Cash pursuant to this Section 4.06, such Net Available Cash shall be invested in Permitted Investments. Any amount of Net Available Cash which is not used as set forth above in this Section 4.06(a) constitutes "Excess Proceeds."

         For the purposes of this Section 4.06, the following are deemed to be cash or cash equivalents: (x) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days.

         (b) In the event that the aggregate amount of the Excess Proceeds exceeds $15,000,000, the Company shall, within 30 business days, make an offer (the "Offer") to purchase from all Holders of Securities, on a pro rata basis, in accordance with the procedures set forth in Section 4.06(c), the maximum principal amount (expressed as integral multiples of $1,000) of Securities (and other Senior Subordinated Indebtedness) that may be purchased with the Excess Proceeds, at a purchase price of 100% of their principal amount (without premium) plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness) in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 4.06(c). If the aggregate purchase price of Securities (and any other Senior Subordinated Indebtedness) tendered pursuant to the Offer is less than the Excess Proceeds, the Company may use the remaining Excess Proceeds for general corporate purposes not otherwise prohibited under this Indenture. If the aggregate principal amount of Securities validly tendered and not withdrawn by Holders thereof exceeds the Excess Proceeds, the Company will purchase Securities on a pro rata basis. Notwithstanding the foregoing, if the Company must commence and Offer at any time when the terms of any other Senior Subordinated Indebtedness provide that a similar offer must be made with respect to such other Senior Subordinated Indebtedness, the Offer for the Securities shall be made concurrently with such other offer and the Company will purchase Securities and such other securities on a pro rata basis in proportion to the aggregate principal amount of securities of each issue which the holders thereof elect to have purchased. Upon completion of such Offer, the amount of Excess Proceeds shall be reset to zero (regardless of the number of Securities actually purchased in the Offer). Notwithstanding anything to the contrary herein, the Company shall not be required to make an Offer to purchase Securities (and other Senior Subordinated Indebtedness) pursuant to this Section 4.06 if the Net Available Cash available therefor is less than $15,000,000 (which lesser amount shall be carried forward for purposes of determining whether such an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

         (c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company (or, if applicable, the Guarantor), the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company (or, if applicable, the Guarantor) filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, and
(iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).

              (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section.

              (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

              (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

         (d) The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

Section 4.07. Limitation on Affiliate Transactions.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof (i) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (ii) if such Affiliate Transaction involves an amount in excess of $2,500,000 (1) are set forth in writing and (2) have been approved by a majority of the disinterested members of the Board of Directors and (iii) if such Affiliate Transaction involves an amount in excess of $10,000,000, have been determined by a nationally recognized investment banking or accounting firm having experience in such matters to be fair, from a financial point of view, to the Company and its Restricted Subsidiaries.

         (b) The provisions of Section 4.07(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 4.04, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans or similar employee benefit plans or arrangements approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of the Guarantor or the Company's employees and directors pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $2,000,000 in the aggregate outstanding at any one time, (v) the payment of reasonable fees to directors of the Guarantor or the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, (vi) any Affiliate Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (vii) any Receivables Program of the Company or a Restricted Subsidiary, or (viii) any agreement or arrangement in effect at or entered into on the Issue Date, or any amendment, renewal, supplement, modification or extension of any such agreement or arrangement; provided that such amendment, renewal, supplement, modification or extension is on terms no less favorable in any material respect to Holders of the Securities than the terms of such agreement or arrangement prior to such amendment, renewal, supplement, modification or extension.

Section 4.08. Limitation on the Sale or Issuance of Capital Stock of  Restricted
              Subsidiaries.

         The Company shall not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except (i) to the Company or a Restricted Subsidiary or (ii) if, immediately after giving effect to such issuance, sale or other disposition, the Company and its Restricted Subsidiaries would own less than 20% of the Voting Stock of such Restricted Subsidiary and have no greater economic interest in such Restricted Subsidiary.

Section 4.09. Change of Control.

         (a) Upon a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.09(b). In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Securities pursuant to this Section, then prior to the mailing of the notice to Holders provided for in Section 4.09(b) below but in any event within 30 days following any Change of Control, the Company shall (i) repay in full all such Bank Indebtedness or offer to repay in full all such Bank Indebtedness and repay such Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing such Bank Indebtedness to permit the repurchase of the Securities as provided for in Section 4.09(b).

         (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

                  (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

                  (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, after giving effect to such Change of Control);

                  (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                  (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

         (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

         (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

         (e) The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and resolutions in connection with a change of control offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this clause by virtue hereof.

Section 4.10. Compliance Certificate.

         The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

Section 4.11. Further Instruments and Acts.

         Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                   ARTICLE 5

                                SUCCESSOR COMPANY

Section 5.01. When Company May Merge or Transfer Assets.

         (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:

                  (i) the Company shall be the resulting, surviving or transferee Person or the resulting, surviving or transferee Person (in either case, the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form acceptable to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                  (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction, the Successor Company would be able to incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); and

                  (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

         The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Securities.

         Notwithstanding the foregoing clauses (iii), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

         (b) The Guarantor shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or series of transactions, all or substantially all of its assets to any Person unless: (i) the resulting, surviving or transferee Person (if not the Guarantor) shall be a Person organized and existing under the laws of the jurisdiction under which the Guarantor was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by an amendment to this Indenture, in a form acceptable to the Trustee, all the obligations of the Guarantor, if any, under the Guaranty; (ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing.

                                   ARTICLE 6

                              DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

         An "Event of Default" occurs if:

                  (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

                  (2) the Company (i) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment shall be prohibited by Article 10 or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities, whether or not such redemption or purchase shall be prohibited by Article 10;

                  (3) the Company or the Guarantor fails to comply with Section 5.01;

                  (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08 or 4.09 (other than a failure to purchase Securities when required under Section 4.06 or 4.09) and such failure continues for 30 days after the notice specified below;

                  (5) the Company or the Guarantor fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

                  (6) Indebtedness of the Company, the Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10,000,000 or its foreign currency equivalent;

                  (7) the Company, the Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A)      commences a voluntary case;

                           (B) consents to the entry of an order for relief against it in an involuntary case;

                           (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                           (D) makes a general assignment for the benefit of its creditors; or

                           (E) takes any comparable action under any foreign laws relating to insolvency;

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company, the Guarantor or any Significant Subsidiary in an involuntary case;

                           (B) appoints a Custodian of the Company, the Guarantor or any Significant Subsidiary or for any substantial part of its property; or

                           (C) orders the winding up or liquidation of the Company, the Guarantor or any Significant Subsidiary; or

                           (D) any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

                  (9) any judgment or decree for the payment of money in excess of $10,000,000 or its foreign currency equivalent at the time is entered against the Company, the Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed within 10 days after the notice specified below; or

                  (10) the Guaranty ceases to be in full force and effect (other than in accordance with the terms of the Guaranty) or the Guarantor denies or disaffirms its obligations under the Guaranty.

         The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         A Default under clauses (4), (5) or (9) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

         The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

Section 6.02. Acceleration.

         If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company or the Guarantor), the Trustee by written notice to the Company, or the Holders of at least 25% in principal amount of the Securities by written notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable; provided that so long as any Designated Senior Indebtedness of the Guarantor, the Company or any Significant Subsidiary shall be outstanding, the acceleration shall not be effective until the earlier of (1) any acceleration of any such Designated Senior Indebtedness of the Guarantor, the Company or any Significant Subsidiary, or (2) five business days after receipt by the

Company and the representative in respect of such Designated Senior Indebtedness of written notice of such declaration of acceleration of the Securities. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company or the Guarantor occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03. Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04. Waiver of Past Defaults.

         The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except
(i) a Default in the payment of the principal of or interest on a Security or
(ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05. Control by Majority.

         The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.06. Limitation on Suits.

         A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

         A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

Section 6.07. Rights of Holders to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

Section 6.09. Trustee May File Proofs of Claim.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

Section 6.10. Priorities.

         If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

         FIRST:  to the Trustee for amounts due under Section 7.07;

         SECOND: to holders of Senior Indebtedness of the Company to the extent required by Article 10;

         THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

         FOURTH: to the Company.

         The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.11. Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

Section 6.12. Waiver of Stay or Extension Laws.

         The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7

                                    TRUSTEE

Section 7.01. Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (b) Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

         (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

         (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

Section 7.02. Rights of Trustee.

         (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

         (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

         (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Section 7.03. Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04. Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

Section 7.05. Notice of Defaults.

         If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

Section 7.06. Reports by Trustee to Holders.

         As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

         A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

Section 7.07. Compensation and Indemnity.

         The Company shall pay to the Trustee from time to time compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents and counsel. The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

         To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

         The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08. Replacement of Trustee.

         The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

         (1)      the Trustee fails to comply with Section 7.10;

         (2)      the Trustee is adjudged bankrupt or insolvent;

         (3) a receiver or other public officer takes charge of the Trustee or its property; or

         (4)      the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

         In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10. Eligibility; Disqualification.

         The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 7.11. Preferential Collection of Claims Against Company.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

Section 7.12. Trustee's Application for Instructions from the Company.

         Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer of the Company actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                                   ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01. Discharge of Liability on Securities; Defeasance.

         (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.06) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.06), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

         (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08 and 4.09 and the operation of Section 6.01(3) (but only as it applies to Section 5.01(a)(iii) and (iv)), 6.01(4), 6.01(6), 6.01(7),
6.01(8) and 6.01(9) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) or contained in Section 5.01(a)(iii) and (iv) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

         If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of Sections 6.01(7) and
(8), with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with Section 5.01(a)(iii) and (iv). If the Company exercises its legal defeasance option or its covenant defeasance option, the Guarantor shall be released from all of its obligations under the Guaranty.

         Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

         (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.04, 8.05 and
8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

Section 8.02. Conditions to Defeasance.

         The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                  (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

                  (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                  (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

                  (4) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 10;

                  (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

         Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

Section 8.03. Application of Trust Money.

         The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article 10.

Section 8.04. Repayment to Company.

         The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

         Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

Section 8.05. Indemnity for Government Obligations.

         The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.06. Reinstatement.

         If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 9

                                   AMENDMENTS

Section 9.01. Without Consent of Holders.

         The Company, the Guarantor and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article 5;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (4) to make any change in Article 10 that would limit or terminate the benefits available to any holder of Senior Indebtedness (or representatives therefor) under Article 10;

                  (5) to add guarantees with respect to the Securities or to secure the Securities;

                  (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                  (7) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

                  (8) to make any change that does not materially adversely affect the rights of any Securityholder.

         An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

         After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.02. With Consent of Holders.

         The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment may not:

                  (1) reduce the amount of Securities whose Holders must consent to an amendment;

                  (2) reduce the rate of or extend the time for payment of interest on any Security;

                  (3) reduce the principal of or extend the Stated Maturity of any Security;

                  (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

                  (5) make any Security payable in money other than that stated in the Security;

                  (6) make any changes in Article 10 that adversely affects the rights of any Securityholder under Article 10 or Article 12;

                  (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02; or

                  (8) make any change in any the Guaranty that would adversely affect the Securityholders.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

         After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all

Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.03. Compliance with Trust Indenture Act.

         Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents and Waivers.

         A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.05. Notation on or Exchange of Securities.

         If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

Section 9.06. Trustee to Sign Amendments.

         The Trustee shall sign any amendment authorized pursuant to this
Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment constitutes the legal, valid and binding obligation of the Company and the Guarantor, subject to customary exceptions.

Section 9.07. Payment for Consent.

         Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 10

                         SUBORDINATION OF THE SECURITIES

Section 10.01. Agreement to Subordinate.

         The Company agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment of all Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and only Indebtedness of the Company which is Senior Indebtedness shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this
Article 10 shall be subject to Section 10.12.

Section 10.02. Liquidation, Dissolution, Bankruptcy.

         Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

                  (1) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full of such Senior Indebtedness before Securityholders shall be entitled to receive any payment of principal of or interest on the Securities; and

                  (2) until such Senior Indebtedness is paid in full, any distribution to which Securityholders would be entitled but for this
         Article 10 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Securityholders may receive shares of stock and any debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the Securities are subordinated to Senior Indebtedness of the Company.

Section 10.03. Default on Senior Indebtedness of the Company.

         The Company may not pay the principal of or interest on the Securities or make any deposit pursuant to Section 8.01 and may not repurchase, redeem or defease any Securities (collectively, "pay the Securities") if (i) any Designated Senior Indebtedness of the Company is not paid when due or (ii) any other default on such Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Designated Senior Indebtedness has been paid in full; provided, however, that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the representative of such Designated Senior Indebtedness. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a "Payment

Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice (a "Blockage Notice") of such default from the representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full of such Designated Senior Indebtedness or (iii) because the representative of the holders of such Designated Senior Indebtedness shall have notified the Trustee that the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 10.03), unless the holders of such Designated Senior Indebtedness or the representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Securities after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided, however, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness (other than the Bank Indebtedness), the representative of the Bank Indebtedness may give another Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

Section 10.04. Acceleration of Payment of Securities.

         If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of the Company (or their representative) of the acceleration.

Section 10.05. When Distribution Must Be Paid Over.

         If a distribution is made to Securityholders that because of this
Article 10 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

Section 10.06. Subrogation.

         After all Senior Indebtedness of the Company is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article 10 to holders of such Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on such Senior Indebtedness.

Section 10.07. Relative Rights.

         This Article 10 defines the relative rights of Securityholders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

                  (1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

                  (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Securityholders.

Section 10.08. Subordination May Not Be Impaired by Company.

         No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

Section 10.09. Rights of Trustee and Paying Agent.

         Notwithstanding Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article 10. The Company, the Registrar or co-registrar, the Paying Agent, a representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if the holders of an issue of Senior Indebtedness of the Company have a representative, only the representative may give the notice.

         The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

Section 10.10. Distribution or Notice to Representative.

         Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their representative (if any).

Section 10.11. Article 10 Not to Prevent Events of Default or Limit Right to
               Accelerate.

         The failure to make a payment pursuant to the Securities by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

Section 10.12. Trust Moneys Not Subordinated.

         Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under
Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 10, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

Section 10.13. Trustee Entitled to Rely.

         Upon any payment or distribution pursuant to this Article 10, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the representative for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article
10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

Section 10.14. Trustee to Effectuate Subordination.

         Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of the Company as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article 10 or otherwise.

Section 10.16. Reliance by Holders of Senior Indebtedness on Subordination
               Provisions.

         Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                   ARTICLE 11

                                    GUARANTY

Section 11.01. Guaranty.

         The Guarantor hereby unconditionally and irrevocably guarantees to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantor and that the Guarantor will remain bound under this Article 11 notwithstanding any extension or renewal of any Obligation.

         The Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the Securities or the Obligations. The obligations of the Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them;
(e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of the Guarantor.

         The Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

         The Guaranty is, to the extent and in the manner set forth in Article 12, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the Guarantor and is made subject to such provisions of this Indenture.

         Except as expressly set forth in Section 8.01(b), the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

         The Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal or interest on any

Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

         In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay the principal or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, the Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

         The Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full of all Obligations and all obligations to which the Obligations are subordinated as provided in Article 12. The Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Guarantor's Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Section.

         The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

Section 11.02. Successors and Assigns.

         This Article 11 shall be binding upon the Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 11.03. No Waiver.

         Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

Section 11.04. Modification.

         No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                                   ARTICLE 12

                          SUBORDINATION OF THE GUARANTY

Section 12.01. Agreement to Subordinate.

         The Guarantor agrees, and each Securityholder by accepting a Security agrees, that the Obligations of the Guarantor are subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment of all Senior Indebtedness of the Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Obligations of the Guarantor shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Guarantor and only Senior Indebtedness of the Guarantor shall rank senior to the Obligations of the Guarantor in accordance with the provisions set forth herein.

Section 12.02. Liquidation, Dissolution, Bankruptcy.

         Upon any payment or distribution of the assets of the Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of the Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Guarantor or its property:

                  (1) holders of Senior Indebtedness of the Guarantor shall be entitled to receive payment in full of such Senior Indebtedness in cash or cash equivalents before Securityholders shall be entitled to receive any payment pursuant to any Obligations of the Guarantor; and

                  (2) until the Senior Indebtedness of the Guarantor is paid in full in cash or cash equivalents, any distribution to which Securityholders would be entitled but for this Article 12 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Securityholders may receive shares of stock and any debt securities of the Guarantor that are subordinated to Senior Indebtedness, and to any debt securities received by holders of Senior Indebtedness, of the Guarantor to at least the same extent as the Obligations of the Guarantor are subordinated to Senior Indebtedness of the Guarantor.

Section 12.03. Default on Senior Indebtedness of the Guarantor.

         The Guarantor may not make any payment pursuant to any of its Obligations or repurchase, redeem or otherwise retire or defease any Securities or other Obligations (collectively, "pay its Guaranty") if (i) any Designated Senior Indebtedness of the Company is not paid when due or (ii) any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Designated Senior Indebtedness has been paid in full; provided, however, that the Guarantor may pay its Guaranty without regard to the foregoing if the Guarantor and the Trustee receive written notice approving such payment from the representative of such Designated Senior Indebtedness. The Guarantor may not pay its Guaranty during the continuance of any Payment Blockage Period after receipt by the Company and the Trustee of a Payment Notice under Section 10.03. Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of Designated Senior Indebtedness giving such Payment Notice or the representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Guarantor may resume payments pursuant to its Obligations after such Payment Blockage Period.

Section 12.04. Demand for Payment.

         If a demand for payment is made on the Guarantor pursuant to Article 11, the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their representatives) of such demand.

Section 12.05. When Distribution Must Be Paid Over.

         If a distribution is made to Securityholders that because of this
Article 12 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of the relevant Senior Indebtedness and pay it over to them or their representative as their interests may appear.

Section 12.06. Subrogation.

         After all Senior Indebtedness of the Guarantor is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article 12 to holders of such Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Guarantor and Securityholders, a payment by the Guarantor on such Senior Indebtedness.

Section 12.07. Relative Rights.

         This Article 12 defines the relative rights of Securityholders and holders of Senior Indebtedness of the Guarantor. Nothing in this Indenture shall:

                  (1) impair, as between the Guarantor and Securityholders, the obligation of the Guarantor, which is absolute and unconditional, to pay its Obligations to the extent set forth in Article 11; or

                  (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a default by the Guarantor under its Obligations, subject to the rights of holders of Senior Indebtedness of the Guarantor to receive distributions otherwise payable to Securityholders.

Section 12.08. Subordination May Not Be Impaired by Guarantor.

         No right of any holder of Senior Indebtedness of the Guarantor to enforce the subordination of the Obligations of the Guarantor shall be impaired by any act or failure to act by the Guarantor or by its failure to comply with this Indenture.

Section 12.09. Rights of Trustee and Paying Agent.

         Notwithstanding Section 12.03, the Trustee or Paying Agent may continue to make payments on the Guaranty and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article 12. The Company, the Guarantor, the Registrar or co-registrar, the Paying Agent, a representative or a holder of Senior Indebtedness of the Guarantor may give the notice; provided, however, that, if an issue of Senior Indebtedness of the Guarantor has a representative, only the representative may give the notice.

         The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article 12 with respect to any Senior Indebtedness of the Guarantor which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

Section 12.10. Distribution or Notice to Representative.

         Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Guarantor, the distribution may be made and the notice given to their representative (if any).

Section 12.11. Article 12 Not to Prevent Defaults Under the Guaranty or Limit
               Right to Demand Payment.

         The failure to make a payment pursuant to the Guaranty by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a default under the Guaranty. Nothing in this Article 12 shall have any effect on the right of the Securityholders or the Trustee to make a demand for payment on the Guarantor pursuant to Article 11.

Section 12.12. Trustee Entitled to Rely.

         Upon any payment or distribution pursuant to this Article 12, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the representative for the holders of Senior Indebtedness of the Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article
12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Guarantor to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

Section 12.13. Trustee to Effectuate Subordination.

         Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of the Guarantor as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 12.14. Trustee Not Fiduciary for Holders of Senior Indebtedness of the Guarantor.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of such Senior Indebtedness shall be entitled by virtue of this Article 12 or otherwise.

Section 12.15. Reliance by Holders of Senior Indebtedness on Subordination Provisions.

         Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Security, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                   ARTICLE 13

                                  MISCELLANEOUS

Section 13.01. Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 13.02. Notices.

         Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                if to the Company or the Guarantor:

                Avondale Mills, Inc.
                506 South Broad Street
                Monroe, Georgia 30655

                Attention: Chief Financial Officer

                if to the Trustee:

                Wachovia Bank, National Association
                191 Peachtree Street, 23rd Floor
                Atlanta, Georgia 30303

                Attention: Corporate Trust Department

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 13.03. Communication by Holders with Other Holders.

         Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 13.04. Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 13.05. Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

Section 13.06. When Securities Disregarded.

         In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the

Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 13.07. Rules by Trustee, Paying Agent and Registrar.

         The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 13.08. Legal Holidays.

         A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 13.09. Governing Law.

         This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 13.10. No Recourse Against Others.

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 13.11. Successors.

         All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.12. Multiple Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

Section 13.13. Table of Contents; Headings.

         The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                AVONDALE MILLS, INC.,
                                as Issuer,

                                By /s/ Jack R. Altherr
                                  ----------------------------------------------
                                Name: Jack R. Altherr
                                Title: Vice Chairman and Chief Financial Officer

                                AVONDALE INCORPORATED,
                                as Guarantor,

                                By /s/ Jack R. Altherr
                                  ----------------------------------------------
                                Name: Jack R. Altherr, Jr.
                                Title: Vice Chairman and Chief Financial Officer

                                WACHOVIA BANK, NATIONAL ASSOCIATION,
                                as Trustee,

                                By /s/ Eric J. Knoll
                                  ----------------------------------------------
                                Name: Eric J. Knoll
                                Title: Assistant Vice President

                                                                       EXHIBIT A

                       [FORM OF FACE OF INITIAL SECURITY]

                              AVONDALE MILLS, INC.

                           [Private Placement Legend]

THIS SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT:

                  (A) SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY

                           (1) (a) TO A PERSON WHOM THE SELLER REASONABLY
                  BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON U.S PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT,
                  (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a) (1), (2), (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR ")) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS),

                           (2) TO THE ISSUER, OR

                           (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT
                  AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

                  (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF

         THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

THIS SECURITY MAY NOT BE ACQUIRED OR HELD WITH THE ASSETS OF (I) AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) THAT IS SUBJECT TO ERISA, (II) A "PLAN" DESCRIBED IN
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"),
(III) ANY ENTITY DEEMED TO HOLD "PLAN ASSETS" OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN'S OR PLAN'S INVESTMENT IN SUCH ENTITY, OR (IV) A GOVERNMENTAL PLAN OR CHURCH PLAN SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE ("SIMILAR LAW"), UNLESS THE ACQUISITION AND HOLDING OF THIS SECURITY BY THE PURCHASER OR TRANSFEREE, THROUGHOUT THE PERIOD THAT IT HOLDS THIS SECURITY, ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS UNDER ERISA AND SECTION 4975 OF THE CODE OR ANY PROVISIONS OF SIMILAR LAW, AS APPLICABLE, PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS. BY ITS ACQUISITION OR HOLDING OF THIS SECURITY, EACH PURCHASER AND TRANSFEREE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE FOREGOING REQUIREMENTS HAVE BEEN SATISFIED.

                              [Global Notes Legend]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.13 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                   10 1/4% SENIOR SUBORDINATED NOTES DUE 2013

No.______
$[____________]
                                                          [CUSIP No.___________]

Avondale Mills, Inc. an Alabama corporation, promises to pay to _________________ or registered assigns the principal sum of [____________] Dollars on July 1, 2013.

         Interest Payment Dates: January 1 and July 1, commencing January 1,
2004.

         Record Dates: December 15 and June 15.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                                       AVONDALE MILLS, INC.

                                                       By:______________________
                                                          Name:
                                                          Title:

                                                       By:______________________
                                                          Name:
                                                          Title:

Dated: [_________]

Certificate of Authentication:

Wachovia Bank, National Association,
as Trustee, certifies that this is one
of the Notes referred to in the within-
mentioned Indenture.

By:_____________________________________
       Authorized Signatory

                               [REVERSE OF NOTE]

                              AVONDALE MILLS, INC.

                   10 1/4% SENIOR SUBORDINATED NOTES DUE 2013

         1. Interest. Avondale Mills, Inc. an Alabama corporation (the "Company"), promises to pay interest on the principal amount of this Security at ___% per annum from ________, 2003 until maturity; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured at a rate of 0.25% per annum with respect to the first 90-day period following such Registration Default, increasing by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest of 0.75% per annum. The Company will pay interest semiannually on January 1 and July 1 of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Securities will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from June 30, 2003; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be January 1, 2004. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate equal to the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Company shall pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the record date immediately preceding the Interest Payment Date, even if such Securities are cancelled after the record date and on or before the Interest Payment Date, except as provided in
Section 2.10 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose in The City of New York maintained for such purposes, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Securities, the Holder of which has at least $1,000,000,000 aggregate principal amount of Securities registered in its name and shall have provided wire transfer instructions designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other dates as the Company or Paying Agent may accept in its discretion) to the Company or the Paying Agent. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal of, premium, if any, and interest on the Securities in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay such amounts by check payable in such money. It may mail an interest check to a Holder's registered address.

         3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

         4. Indenture. The Company issued the Securities under an Indenture dated as of June 30, 2003 ("Indenture"), among the Company, Avondale Incorporated, a Georgia corporation (such corporation, and its successors and assigns under the Indenture, being herein called the "Guarantor"), and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

         The Securities are general unsecured obligations of the Company limited to $150,000,000 aggregate principal amount (subject to Section 2.06 of the Indenture). The Indenture contains certain covenants that, among other things, limit (i) the issuance of additional indebtedness by the Company and certain of the Company's subsidiaries, (ii) the payment of dividends on capital stock of the Company and certain of its subsidiaries and the purchase, redemption or retirement of capital stock or subordinated indebtedness, (iii) investments,
(iv) certain transactions with affiliates, (v) sales of assets, including capital stock of subsidiaries, and (vi) certain consolidations, mergers and transfers of assets. The Indenture also prohibits certain restrictions on distributions from certain subsidiaries. In addition, the Company may be obligated, under certain circumstances and subject to the limitations set out in the Indenture, to offer to repurchase Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

         5. Optional Redemption. Except as described below, the Notes will not be redeemable at the Company's option prior to July 1, 2008. At any time on or after July 1, 2008, the Company may, at its option, redeem all or any portion of the Notes at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus, in each case, accrued interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning July 1 of the years indicated below:

        Year         Percentage
        ----         ----------
2008                  105.125%
2009                 103.4167%
2010                 101.7083%
2011 and thereafter   100.000%

         At any time prior to July 1, 2008, the Company may at its option redeem all or part of the notes at a redemption price equal to the greater of (1) 100% of the principal amount of the notes being redeemed and (2) as determined by the Quotation Agent, the sum of the present values of 105.125% of the principal amount of the notes being redeemed and scheduled interest payments (excluding interest accrued and unpaid to the date of redemption) on such notes to and including July 1, 2008 discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, in either case plus accrued and unpaid interest, if any, to the date of redemption.

         Notwithstanding the foregoing, at any time and from time to time on or prior to July 1, 2006, the Company may redeem in the aggregate up to 35% of the aggregate principal amount of the Notes originally issued under the Indenture with the proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 110.25%, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture must remain outstanding after each such redemption.

         6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

         7. Put Provisions. Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions, to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

         8. Guaranty. To secure the due and punctual payment of the principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantor has agreed to guarantee the Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

         9. Subordination. The Securities are subordinated to Senior Indebtedness of the Company, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

         10. Denominations; Transfer; Exchange. The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

         11. Persons Deemed Owners. The registered Holder of this Security may be treated as the owner of it for all purposes.

         12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

         13. Discharge and Defeasance. Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

         14. Amendment, Waiver. Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make certain changes in the subordination provisions, or to make any change that does not adversely affect the rights of any Securityholder.

         15. Defaults and Remedies. Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company or the Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $10,000,000; (v) certain events of bankruptcy or insolvency with respect to the Company, the Guarantor and the Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money in excess of $10,000,000; and (vii) the Guaranty ceasing to be in full force and effect (other than in accordance with its terms). If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest ) if it determines that withholding notice is in the interest of the Holders.

         16. Trustee Dealings with the Company. Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

         17. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

         18. Authentication. This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

         19. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/MA (=Uniform Gift to Minors Act).

         20. Holders' Compliance with Registration Rights Agreement. Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

         21. Governing Law. THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Avondale Mills, Inc,
  506 South Broad Street, Monroe, Georgia 30655, Attention: Jack Altherr, Jr.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

________________________________________________________________________________
               (Insert assignee's social security or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ___________________________ as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Your Signature:_________________________________________________________________
               (Sign exactly as your name appears on the other side of this Note)

Your Name:______________________________________________________________________

Date:________________

Signature Guarantee:____________________________________________________________

                   FORM OF OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 or Section 4.16 of the Indenture, check the box: [ ]

         If you want to have only part of this Note purchased by the Company pursuant to Section 4.11 or Section 4.16 of the Indenture, state the amount (in integral multiples of $1,000:

$______________

Date:______________________________   Signature:________________________________
(Sign exactly as your name appears on the other side of this Note)

Name:___________________________________________________________________________

Signature Guarantee:____________________________________________________________

                        [TO BE ATTACHED TO GLOBAL NOTES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

         The following increases or decreases in this Global Note have been made:

                  AMOUNT OF DECREASE                       PRINCIPAL AMOUNT OF       SIGNATURE OF
                     IN PRINCIPAL     AMOUNT OF INCREASE     THIS GLOBAL NOTE         AUTHORIZED
                    AMOUNT OF THIS    IN PRINCIPAL AMOUNT     FOLLOWING SUCH     SIGNATORY OF TRUSTEE
DATE OF EXCHANGE     GLOBAL NOTE      OF THIS GLOBAL NOTE  DECREASE OR INCREASE   OR NOTES CUSTODIAN
=====================================================================================================

                                                                       EXHIBIT B

                            REGULATIONS CERTIFICATE

   (For transfers pursuant to Sections 2.14(a)(1) and (a)(5) of the Indenture)

Wachovia Bank, National Association
191 Peachtree Street, 23rd Floor
Atlanta, Georgia 30303
Attention: Corporate Trust Department

        Re: 10 1/4% Senior Subordinated Notes due 2013 of Avondale Mills, Inc. (the "Securities")

         Reference is made to the Indenture, dated as of June 30, 2003 (the "Indenture"), among Avondale Mills, Inc., an Alabama corporation (the "Company"), Avondale Incorporated, a Georgia corporation ( the "Guarantor"), and Wachovia Bank, National Association, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act"), are used herein as so defined.

         This certificate relates to US$____________ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

                CUSIP No(s). ___________________________

                CERTIFICATE No(s). _____________________

         The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner." The Specified Securities are represented by a Global Note and are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.

         The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a beneficial interest in the Regulation S Global Note. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

                  (1) Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904:

                  (A) the Owner is not a distributor of the Securities, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

                  (B) the offer of the Specified Securities was not made to a person in the United States;

                  (C)      either:

                  (i) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

                  (ii) the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

                  (D) no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;

                  (E) if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied; and

                  (F) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

                  (2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

                  (A) the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule
         144) has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

                  (B) the transfer is occurring after a holding period of at least two years has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company, the Guarantor and the Initial Purchaser.

Dated:
                                          (Print the name of the Undersigned, as
                                          such term is defined in the second
                                          paragraph of this certificate.)

                                          By: __________________________________
                                              Name:
                                              Title:

                                          (If the Undersigned is a corporation,
                                          partnership or fiduciary, the title of
                                          the person signing on behalf of the
                                          Undersigned must be stated.)

                                                                       EXHIBIT C

                              RULE 144A CERTIFICATE

   (For transfers pursuant to Sections 2.14(a)(3) and (a)(6) of the Indenture)

Wachovia Bank, National Association
191 Peachtree Street, 23rd Floor
Atlanta, Georgia 30303
Attention: Corporate Trust Department

        Re: 10 1/4% Senior Subordinated Notes due 2013 of Avondale Mills, Inc. (the "Securities")

         Reference is made to the Indenture, dated as of June 30, 2003 (the "Indenture"), among Avondale Mills, Inc., an Alabama corporation (the "Company"), Avondale Incorporated, a Georgia corporation ( the "Guarantor"), and Wachovia Bank, National Association, as Trustee. Terms used herein and defined in the Indenture or in Rule 144A or Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act"), are used herein as so defined.

         This certificate relates to US$_____________ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

                      CUSIP No(s). ___________________________
                      ISIN No(s)., if any. ____________________
                      CERTIFICATE No(s). _____________________

         The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner." The Specified Securities are represented by a Global Note and are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.

         The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a beneficial interest in the 144A Global Note. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

                  (1) Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:

                  (A) the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

                  (B) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

                  (2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

                  (A) the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule
         144) has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

                  (B) the transfer is occurring after a holding period of at least two years has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company, the Guarantor and the Initial Purchaser.

Dated:
                                          (Print the name of the Undersigned, as
                                          such term is defined in the second
                                          paragraph of this certificate.)

                                          By: __________________________________
                                              Name:
                                              Title:

                                          (If the Undersigned is a corporation,
                                          partnership or fiduciary, the title of
                                          the person signing on behalf of the
                                          Undersigned must be stated.)

                                                                       EXHIBIT D

                  INSTITUTIONAL ACCREDITED INVESTOR CERTIFICATE

   (For transfers pursuant to Sections 2.14(a)(2) and (a)(4) of the Indenture)

Wachovia Bank, National Association
191 Peachtree Street, 23rd Floor
Atlanta, Georgia 30303
Attention: Corporate Trust Department

         Re: 10 1/4% Senior Subordinated Notes due 2013 of Avondale Mills, Inc. (the "Securities")

         Reference is made to the Indenture, dated as of June 30, 2003 (the "Indenture"), among Avondale Mills, Inc., an Alabama corporation (the "Company"), Avondale Incorporated, a Georgia corporation ( the "Guarantor"), and Wachovia Bank, National Association, as Trustee. Terms used herein and defined in the Indenture are used herein as so defined.

         We are delivering this letter in connection with the proposed transfer of $_____________ principal amount of Securities.

         We, the undersigned, hereby confirm that:

         (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act (an "Institutional Accredited Investor");

         (ii) the purchase of the Securities by us is for our own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a "bank," within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring the Securities as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;

         (iii) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Securities; and

         (iv) we are not acquiring the Securities with a view to distribution thereof or with any present intention of offering or selling the Securities, except as permitted below; provided that the disposition of our property and property of any accounts for which we are acting as fiduciary shall remain at all times within our control.

         We understand that the Securities were originally offered and sold in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Securities, that if in the future we decide to resell or otherwise transfer such Securities prior to the date (the "Resale Restriction Termination Date") which is two years after the later of the original issuance of the Securities and the last date on which the Company or an affiliate of the Company was the owner of the Security, such Securities may be offered, resold, pledged or otherwise transferred, only (1) (A) to a Person whom the Transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer under the Securities Act in a transaction meeting the requirements of Rule 144A, (B) in a transaction meeting the requirements of Rule 144 under the Securities Act, (C) outside the United States to a non-U.S. Person in a transaction meeting the requirements of Rule 904 under the Securities Act,
(D) to an Institutional Accredited Investor that, prior to such transfer, furnishes the trustee a signed letter containing certain representations and agreements (the form of which can be obtained from the trustee) and, if such transfer is in respect of an aggregate principal amount of securities less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, or (E) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of Counsel if the Company so requests), (2) to the Company, or
(3) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

         We further agree to provide any person purchasing any of the Securities other than pursuant to clause (3) above from us a notice advising such purchaser that resales of such securities are restricted as stated herein. We understand that the trustee or the transfer agent, as the case may be, for the Securities will not be required to accept for registration of transfer any Securities pursuant to clause 1(C), 1(D) or 1(E) above except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that any Securities are represented by a Global Note and are held through the Depositary or an Agent Member in the name of the undersigned, as or on behalf of the owner and that such Global Note will bear a legend reflecting the substance of this paragraph other than certificates representing Securities transferred pursuant to clause (3) above.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company, the Guarantor and the Initial Purchaser.

Dated:
                                            (Print the name of the Institutional
                                             Accredited Investor)

                                            By: ________________________________
                                                Name:
                                                Title:

                                                                       EXHIBIT E

                       UNRESTRICTED SECURITIES CERTIFICATE

(For removal of Private Placement Legends pursuant to Section 2.14(b) of the Indenture)

Wachovia Bank, National Association
191 Peachtree Street, 23rd Floor
Atlanta, Georgia 30303
Attention: Corporate Trust Department

     Re: 10 1/4% Senior Subordinated Notes due 2013 of Avondale Mills, Inc. (the "Securities")

         Reference is made to the Indenture, dated as of June 30, 2003 (the "Indenture"), among Avondale Mills, Inc., an Alabama corporation (the "Company"), Avondale Incorporated, a Georgia corporation ( the "Guarantor"), and Wachovia Bank, National Association, as Trustee. Terms used herein and defined in the Indenture or in Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act"), are used herein as so defined.

         This certificate relates to US$_____________ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

                      CUSIP No(s). ___________________________

                      CERTIFICATE No(s). _____________________

         The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner." If the Specified Securities are represented by a Global Note, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

         The Owner has requested that the Specified Securities be exchanged for Securities bearing no Private Placement Legend pursuant to Section 2.14(b) of the Indenture. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company. The Owner also acknowledges that any future transfers of the Specified Securities must comply with all applicable securities laws of the states of the United States and other jurisdictions.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company, the Guarantor and the Initial Purchaser.

Dated:
                                          (Print the name of the Undersigned, as
                                          such term is defined in the second
                                          paragraph of this certificate.)

                                          By: __________________________________
                                              Name:
                                              Title:

                                          (If the Undersigned is a corporation,
                                          partnership or fiduciary, the title of
                                          the person signing on behalf of the
                                          Undersigned must be stated.)

                                      E-2